UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	October 14, 2011
US HIGHLAND, INC.
(Exact name of registrant as specified in its charter)
Oklahoma	333-139685	73-1556790
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1241 South Harvard, Tulsa, OK		74112
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code		(918) 827-5254
n/a
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into Material Definitive Agreement

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective October 14, 2011, we entered into an employment agreement with John R. Fitzpatrick, III, whereby Mr. Fitzpatrick has agreed to provide our company with services as president and chief executive officer for a period of three (3) years and on a year-to-year basis thereafter.  As compensation, we have agreed to pay Mr. Fitzpatrick a monthly salary of $8,000 during the term beginning October 14, 2011, which will transition to $10,000 monthly at the beginning of the seventh (7th) month anniversary and further to $12,000 at the beginning of the tenth (10th) month anniversary.

On October 14, 2011, we accepted a consent to act of John R. Fitzpatrick, III as president of our company.

John R. Fitzpatrick, III

Mr. Fitzpatrick has been our chief executive officer, chief financial officer and a member to our board of directors since September 20, 2011.

Mr. Fitzpatrick brings extensive management experience and organization skills.  Mr. Fitzpatrick has over 20 years of senior leadership experience in such companies as Hewlett-Packard, Harley-Davidson and Indian Motorcycle Company.  Mr. Fitzpatrick was instrumental in the opening of Harley-Davidson's manufacturing plant in Kansas City and led its assembly organization from 1998 to 2000.  Mr. Fitzpatrick left Harley-Davidson to become the Vice President of Strategy at the reformation of Indian Motorcycles in Gilroy, California and was promoted to president and chief executive officer shortly after joining the company.  Mr. Fitzpatrick returned to Tulsa, Oklahoma and founded LifeGuard America in May of 2001 where he worked for ten years delivering services that dramatically improved the organ, tissue and eye procurement industry.

Since 2008, he founded and has been a member to the board of directors of Advanced Law Enforcement Reserve Organization, a non-profit organization that provides intensive education and training programs for reserve law enforcement personnel across the nation in Tulsa, Oklahoma.  Mr. Fitzpatrick assisted in raising capital and assists with the structure and foundation of the organization.

Since 2010, he has been the vice president of American Tissue Services Foundation (ATSF), a non-profit organization that provides support, education, recovery and quality systems professionals to families and medical/healthcare providers with respect to tissue donors and recipients.

Mr. Fitzpatrick acquired a Bachelor of Science degree in Electrical Engineering from of the University of Tulsa,  College of Engineering in 1978 and served 12 years as a fighter pilot with Tulsa's 125 Tactical Fighter Squadron, graduating Top Gun from the Fighter Weapons Instructor School in 1985.  Mr. Fitzpatrick joined the Tulsa Police Reserves I April of 2005 and graduated valedictorian from the Tulsa Police Reserve Academy he has been serving as a Tulsa Police Reserve Officer for the City of Tulsa, Oklahoma.

We appointed John R. Fitzpatrick, III as president of our company because of his extensive leadership experience.

Other than as described above, there have been no other transactions between our company and Mr. Fitzpatrick since the beginning of our last fiscal year or any currently proposed transactions, in which we are, or plan to be, a participant and the amount involved exceeds $120,000 or one percent of the average of our total assets at year end for the last two completed fiscal years, and in which any related person had or will have a direct or indirect material interest.

There are no family relationships between any of the directors and officers described in the preceding disclosure.

Item 9.01	Financial Statements and Exhibits

10.1	Employment Agreement with John R. Fitzpatrick, III dated October 14, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

US HIGHLAND, INC.
/s/ JOHN R. FITZPATRICK, III
John R. Fitzpatrick, III
Chief Executive Officer and Chief Financial Officer

Date:	January 26, 2012